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                                                                   EXHIBIT 10.15


                        FORM OF REVOLVING CREDIT FACILITY

                                                               ___________, 2002

Pinnacle Airlines, Inc.
1689 Nonconnah Blvd.
Suite 111
Memphis, Tennessee  38132

Attention:  Mr. Curtis E. Sawyer
            Chief Financial Officer

                            REVOLVING CREDIT FACILITY

Gentlemen:

         We are pleased to make available to you a revolving credit facility, on the terms and subject to the conditions set forth in this letter agreement. For convenience only, we have included section captions in this letter agreement.
SCHEDULE I annexed hereto lists the defined terms used in this letter agreement and the Sections in which those terms are defined.

         SECTION 1. THE LOANS. We agree, on the terms and subject to the conditions hereinafter set forth, to make loans (the "LOANS") to you from time to time during the period from the date hereof to the date (the "TERMINATION DATE") which is the earliest of:

                  (a) _______, 2003, PROVIDED that, in the event you are unable to arrange the Replacement Credit Facility on or prior to such date, such date may be extended by you on at least ten Business Days' prior written notice from you to us furnished no earlier than ________, 2003 to a date set forth in such notice and in no event later than ________, 2004;

                  (b) the date notice is given by us to you pursuant to SECTION 14;

                  (c) the date on which you obtain the Replacement Credit Facility; and

                  (d) the date on which the Airline Services Agreement is terminated.

The aggregate amount of all Loans outstanding from time to time may not exceed $50,000,000, as such amount may be reduced pursuant to SECTION 4 (such amount, as so reduced, being the "COMMITMENT AMOUNT"). Each Loan must be in an amount which is an integral multiple of $100,000. Subject to the terms hereof, you may from time to time borrow, prepay and reborrow amounts pursuant hereto.
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         SECTION 2. MAKING THE LOANS. We will make Loans on at least two
Business Days' prior written notice from you to us (a "BORROWING NOTICE") specifying the proposed amount and date (which must be a Business Day) of such Loan. Not later than 11:00 A.M. (Minneapolis time) on the date of such Loan and upon fulfillment of the conditions set forth in SECTIONS 9 and 10, the proceeds of such Loan will be made available to you in immediately available funds at such bank in the United States as you may designate from time to time in writing to us. The term "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in Minneapolis, Minnesota.

         SECTION 3. INTEREST, ETC. Interest will accrue on the unpaid principal amount of each Loan from the date such Loan is made until such principal amount is paid in full (after, as well as before, judgment) at the Reference Rate. Interest on each Loan will be payable on the last Business Day of each calendar month and on the Termination Date.

         The "REFERENCE RATE" means a per annum rate of interest equal to the sum of:

                  (i) from and after ______, 2002, 1% per annum,

         PLUS

                  (ii) the higher of

                  (A) the rate of interest most recently announced by The Chase Manhattan Bank ("CHASE") at its principal office in New York City as its prime rate, and

                  (B) the rate of interest most recently offered to Chase in the interbank market as the overnight federal funds rate plus .5%.

The Reference Rate is not necessarily intended to be the lowest rate of interest determined by Chase in connection with extensions of credit. Changes in the rate of interest on Loans will take effect simultaneously with each change in the Reference Rate. On any overdue principal amount of any Loan, you will pay interest (after, as well as before, judgment) payable on demand, at a fluctuating interest rate per annum (the "DEFAULT RATE") equal to 4% per annum over the Reference Rate in effect from time to time (but not less than the Reference Rate in effect at the time of the applicable default).

         SECTION 4. REDUCTION OF THE COMMITMENT AMOUNT. You may, upon at least five Business Days' notice to us, terminate or permanently reduce the unused portion of the Commitment Amount, PROVIDED that each partial reduction must be in a minimum amount of $1,000,000 and an integral multiple of $100,000.

         SECTION 5. REPAYMENT. On the Termination Date, the then aggregate outstanding principal amount of all Loans will be due and payable in full.


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         SECTION 6. PREPAYMENTS. You may, upon at least two Business Days'
notice to us, prepay the outstanding principal of the Loans, in whole or in part, on any Business Day, in each case with accrued interest to the date of such prepayment on the principal amount prepaid; PROVIDED, HOWEVER, that each partial prepayment shall be in a principal amount in an integral multiple of $ 100,000.

         SECTION 7. PAYMENTS, SET-OFF, COMPUTATIONS, ETC. Any term or provision of this letter agreement to the contrary notwithstanding, you and we hereby agree as follows:

                  (a) Your payments due hereunder or under any instrument delivered hereunder must be made by you (in immediately available funds) not later than 12:00 noon (Minneapolis time) on the day when due in lawful money of the United States to us at such account as we may from time to time designate in writing to you. Each such payment must be made by you free and clear of (and without deduction for) any and all present and future taxes, levies, imposts, deductions, charges, withholdings and all liabilities with respect thereto, excluding income and franchise taxes of the United States and any political subdivision thereof.

                  (b) All computations of interest described in SECTION 3 will be made by us on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each computation by us of interest hereunder will be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment to be made hereunder or under the Note or any other instrument delivered hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time will, in such case, be included in the computation of payment of interest.

         SECTION 8. EVIDENCE OF DEBT. Your indebtedness to us resulting from each Loan made from time to time hereunder will be evidenced by your promissory note (the "NOTE"), in substantially the form attached hereto as EXHIBIT A, delivered to us pursuant to CLAUSE (A) of SECTION 9. You hereby irrevocably authorize us to make (or cause to be made) appropriate notations on the grid attached to the Note (or on a continuation of such grid attached to the Note and made a part thereof), which notations, if made, will evidence, INTER ALIA, the date of, the outstanding principal of, and the interest rate applicable to, all Loans evidenced thereby. Failure to record any notation on such grid (or on any such continuation), or any error with respect thereto, will not, however, limit or otherwise affect your obligations hereunder or under the Note to make payments of principal of or interest on the Loans when due. We will also maintain an account or accounts evidencing your indebtedness to us resulting from each Loan made from time to time and the amounts of principal and interest payable and paid from time to time hereunder. In any legal action or proceeding in respect of this letter agreement, the entries made in such account or accounts will be conclusive evidence of the existence and amounts of your obligations to us therein recorded, absent manifest error.


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         SECTION 9. CONDITIONS PRECEDENT TO INITIAL LOAN. Our obligation to make the initial Loan hereunder is subject to the condition precedent that we receive, prior to or concurrently with the making of such Loan, the following documents and instruments, each dated the date of such Loan, in form and substance satisfactory to us:

                  (a) the Note;

                  (b) from Pinnacle Airlines Corp., a Delaware corporation ("GUARANTOR"), a guaranty in the form of EXHIBIT B attached hereto (the "GUARANTY");

                  (c) certified copies of:

                           (i) your and Guarantor's by-laws and certificate of
                  incorporation; and

                           (ii) all documents evidencing other necessary
                  corporate or other action with respect to this letter agreement, the Note, the Guaranty and each other document or instrument to be delivered hereunder or in connection herewith;

                  (d) certified copies of all necessary governmental authorizations and approvals, if any, with respect to this letter agreement, the Note and each other document or instrument to be delivered hereunder or in connection herewith;

                  (e) officer's certificates, dated the date of such initial Loan, from each of you and Guarantor certifying as to

                           (i) resolutions of your and Guarantor's Board of
                  Directors then in full force and effect authorizing the execution, delivery and performance of this letter agreement, the Note, the Guaranty and the other documents and instruments to be executed hereunder, and

                           (ii) the incumbency and true signatures of the
                  officers duly authorized to sign this letter agreement, the Note, the Guaranty and the other documents and instruments to be delivered hereunder;

                  (f) an opinion letter from your counsel, ___________, in substantially the form attached hereto as EXHIBIT C, and as to such other matters as we may reasonably request.

         SECTION 10. CONDITIONS PRECEDENT TO ALL LOANS. Our obligation to make each Loan (including the initial Loan) shall be subject to the further conditions precedent that on the date of such Loan:

                  (a) The following statements shall be true, and each of the giving of the applicable Borrowing Notice for such Loan and the acceptance by you of the proceeds of such Loan shall constitute a representation and warranty by you that on the date of such Loan such statements are true:


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                           (i) the representations and warranties contained in
                  SECTION 11 are true and correct on and as of the date of such Loan as though made on and as of such date; and

                           (ii) no event has occurred and is continuing, or
                  would result from such Loan, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  (b) We will have received such other approvals, opinions or documents as we may reasonably request, and all such approvals, opinions and documents shall be in form and substance reasonably satisfactory to us.

         SECTION 11. REPRESENTATIONS AND WARRANTIES. You represent and warrant as follows:

                  (a) You are a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and you are duly qualified to do business and are in good standing as a foreign corporation in each jurisdiction where the nature of your business requires such qualification.

                  (b) Your execution, delivery and performance of this letter agreement, the Note and each other document or instrument delivered in connection herewith are within your corporate powers, have been duly authorized by all necessary corporate action, and do not contravene

                           (i) your charter or by-laws;

                           (ii) any law, rule or regulation applicable to you
                  (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System); or

                           (iii) any contractual restriction binding on or
                  affecting you.

                  (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for your due execution, delivery and performance of this letter agreement or the Note.

                  (d) This letter agreement is, and the Note when delivered hereunder will be, your legal, valid and binding obligations enforceable against you in accordance with their respective terms.

                  (e) Your audited balance sheet as at ___________, 20__, and your related audited statements of income and stockholders' equity for the fiscal year then ended, copies of which have been furnished to us, fairly present your financial condition as at such date and the results of your operations for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied.

                  (f) There is no action, suit or proceeding pending against, or, to your knowledge, threatened against or affecting, you or Guarantor before any court or


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         arbitrator or any governmental body, agency or official in which the amount of the claim thereunder exceeds $1,000,000 individually or $3,000,000 in the aggregate (unless fully covered by insurance) or in which there is a reasonable possibility of an adverse decision which could materially adversely affect your business, financial position or results of operations or which in any manner questions the validity of this letter agreement, the Note or the Guaranty.

                  (g) You are not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended; nor are you a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  (h) You are not in default in any material respect under any of your obligations to banks or other financial institutions or with respect to any Federal or state agency.

                  (i) The proceeds of all Loans shall be used solely to finance your working capital needs.

                  (j) You are a citizen of the United States (as defined in Section 40102(a)(15) of Title 49 of the United States Code) holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code (or any successor provision) for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo.

                  (k) Each of your employee benefit plans (as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) is in full compliance with all applicable requirements of ERISA and the Internal Revenue Code of 1986, as amended, no steps have been taken to terminate any such plan and no contribution failure has occurred with respect to any such plan sufficient to give rise to a lien under ERISA. No condition exists or event or transaction has occurred with respect to any such plan which might result in the incurrence by you of any material liability, fine or penalty.

                  (l) All factual information heretofore or contemporaneously furnished by or on behalf of you in writing to us for purposes of or in connection with this letter agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of you to us will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading.

         SECTION 12. AFFIRMATIVE COVENANTS. So long as any Loan remains unpaid or we have any commitment hereunder to make Loans to you, you will, unless we otherwise consent in writing:


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                  (a) MAINTAIN PROPERTY. Keep all property useful and necessary in your business, taken as a whole, in good working order and condition; maintain insurance as required by the Airline Services Agreement; and furnish to us, upon our written request, full information as to the insurance carried.

                  (b) BUSINESS ACTIVITIES. Continue to engage solely in the business described in the Airline Services Agreement and preserve, renew and keep in full force and effect your corporate existence and your rights, privileges and franchises which are necessary or desirable in the normal conduct of your business.

                  (c) BOOKS AND RECORDS. Keep proper books of record and account in conformity with generally accepted accounting principles, and permit our representatives to visit and inspect any of your properties, to examine and make abstracts from any of your books and records and to discuss your affairs, finances and accounts with your officers, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                  (d) COMPLIANCE WITH LAWS, ETC. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include paying before the same become delinquent, all taxes, assessments and governmental charges imposed upon you or upon any of your properties, except to the extent contested in good faith and by appropriate proceedings promptly instituted and diligently pursued.

                  (e) REPORTING REQUIREMENTS. Furnish to us:

                           (i) as soon as available and in any event within 45
                  days after the end of each of your first three quarters of each of your fiscal years, your balance sheets as of the end of such quarter and statements of income and stockholders' equity for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by your chief financial officer;

                           (ii) as soon as available and in any event within 120
                  days after the end of each of your fiscal years, a copy of your annual report for such year containing financial statements for such year certified in a manner acceptable to us by Ernst & Young LLP or other independent public accountants acceptable to us;

                           (iii) not later than five days prior to the beginning
                  of each fiscal quarter, a projected cash balance on a daily basis for such fiscal quarter, prepared in detail reasonably satisfactory to us;

                           (iv) as soon as possible and in any event within five
                  days after the occurrence of any Event of Default and any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of your chief financial officer setting forth details of such Event of Default or event and the action which you have taken and propose to take with respect thereto;


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                           (v) promptly after the sending or filing thereof,
                  copies of all reports which you or Guarantor send to any of your security holders, and copies of all reports and registration statements which you or Guarantor file with the Securities and Exchange Commission or any national securities exchange;

                           (vi) promptly after the filing or receiving thereof,
                  copies of all reports and notices which you file under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which you receive from such Corporation or any other government agency; and

                           (vii) such other information respecting your
                  condition or operations, financial or otherwise, as we may from time to time reasonably request.

         All financial statements furnished to us by you pursuant to this CLAUSE
         (E) shall be prepared in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the financial statements described in CLAUSE (E) of
         SECTION 11.

                  (f) AIR CARRIER STATUS. Remain a certificated air carrier in accordance with the provisions of CLAUSE (J) of SECTION 11.

                  (g) REPLACEMENT CREDIT FACILITY. Use your best efforts to obtain a replacement credit facility to replace this letter agreement (the "REPLACEMENT CREDIT FACILITY") on or prior to ________, 2003, PROVIDED that if no Replacement Credit Facility is obtained by such date, you will continue to use your best efforts to obtain a Replacement Credit Facility at the earliest possible date.

         SECTION 13. NEGATIVE COVENANTS. So long as any Loan remains unpaid or we have any commitment hereunder to make Loans to you, you will not, unless we otherwise consent in writing:

                  (a) DEBT. Create or suffer to exist any Debt.

                  (b) LIENS, ETC. Create or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of your properties, whether now owned or hereafter acquired, or assign any right to receive income, in each case to secure or provide for the payment of any Debt of any Person.

                  (c) LEASE OBLIGATIONS. Create or suffer to exist any obligations for the payment of rental for any property under leases or agreements to lease except as described in an Annual Operating Plan prepared pursuant to the Airline Services Agreement.

                  (d) DIVIDENDS, ETC. Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any of your classes of capital stock, or purchase, redeem or otherwise acquire


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

         for value any shares of any of your classes of capital stock or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, except any cash dividend all of the proceeds of which are used to make payments of principal of and/or interest on that certain promissory note of Guarantor, dated ______, 2002, in the original principal amount of $150,000,000 and payable to our order.

                  (e) ACQUISITION OF ASSETS. Acquire any aircraft, facilities or other business interests except in connection with the performance of your obligations to us under the Airline Services Agreement.

                  (f) LOANS AND ADVANCES, ETC. Make any loan, advance or other investment in any Person other than United States Treasury securities and money market funds carrying a minimum rating of A1/P1 from Standard & Poor's Ratings Services, except for travel advances to employees.

                  (g) TRANSACTIONS WITH AFFILIATES. Enter into any transaction or series of related transactions with any of your affiliates, other than on terms and conditions substantially as favorable to you as would reasonably be obtained by you at that time in a comparable arm's-length transaction with a Person other than an affiliate.

                  (h) MERGERS, ETC. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or any material portion of your assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets or capital stock of, any Person, or form any subsidiary.

                  (i) CAPITAL EXPENDITURES. Make any capital expenditures except as described in an Annual Operating Plan prepared pursuant to the Airline Services Agreement.

         SECTION 14. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") occurs and is continuing:

                  (a) you fail to pay

                           (i) any principal of any Loan when due;

                           (ii) any interest on any Loan within one Business Day
                  after the date when due; or

                           (iii) any other amounts payable hereunder within
                  three days Business Days after the date when due;

                  (b) any representation or warranty made by you or Guarantor in or in connection with this letter agreement or the Guaranty proves to have been incorrect in any material respect when made;

                  (c) you fail to perform or observe any covenant or agreement contained in SECTION 13;


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                  (d) you or Guarantor fail to perform or observe any other
         term, covenant or agreement contained in this letter agreement, the Note or the Guaranty on your or its part to be performed or observed and any such failure remains unremedied for ten days after written notice thereof is given to you by us;

                  (e) you or Guarantor fail to make, when due or within any applicable grace period, any payment in respect of any indebtedness or other contractual obligation (other than that evidenced by the Note) exceeding $50,000 in aggregate amount;

                  (f) any event or condition occurs which results in the acceleration of the maturity of any indebtedness or other contractual obligation of yours or of Guarantor, exceeding $50,000 in aggregate principal amount at the time outstanding or which permits (or, with the giving of notice or lapse of time or both, would enable) the holder of such indebtedness or other contractual obligation or any Person acting on such holder's behalf to accelerate the maturity thereof;

                  (g) you or Guarantor admit in writing your or its inability to pay debts, or make a general assignment for the benefit of creditors; or any proceeding is instituted by or against you or Guarantor seeking to adjudicate you or it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of you or it or your or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, trustee or other similar official for you or Guarantor or for any substantial part of your or its property; or you or Guarantor take any corporate action to authorize any of the actions set forth above in this CLAUSE (G);

                  (h) one or more final judgments or orders for the payment of money in excess of $1,000,000 individually or $3,000,000 in the aggregate shall be rendered against you or Guarantor and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

                  (i) a Pinnacle Change in Control shall occur;

                  (j) you shall provide any flying services or other airline services of the nature provided to us pursuant to the Airline Services Agreement for any Person other than us;

                  (k) we are entitled to terminate the Airline Services
         Agreement;

                  (l) you or Guarantor fail to perform or observe any term, covenant or agreement contained in any other agreement with us or any of our affiliates on your or its part to be performed or observed and any such failure remains unremedied for ten days after written notice thereof given to you by us; or

                  (m) any of the following events shall occur with respect to any of your employee benefit plans: the institution of any steps by you or any other Person to terminate any such plan if, as a result thereof, you could be required to make a contribution to such plan, or could reasonably expect to incur a liability or obligation to such plan, in excess of $50,000; or a contribution failure occurs with respect to any such plan sufficient to give rise to a lien under ERISA.

then, if any Event of Default described in the preceding CLAUSE (G) shall occur, our commitment under SECTION 1 (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other obligations hereunder and under the related documents shall automatically be and become immediately due and payable, without notice or demand. If any Event of Default (other than any Event of Default described in the preceding CLAUSE (G)) shall occur for any reason, whether voluntary or involuntary, and be continuing, we may by notice to you declare all or any portion of the outstanding principal amount of the Loans and other obligations hereunder and under the related documents to be due and payable and/or the commitment under SECTION 1 (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the commitment shall terminate.

         SECTION 15. AMENDMENTS, ETC. No amendment to or waiver of any provision of this letter agreement, the Note, the Guaranty or any other document or instrument delivered in connection herewith, nor consent to any departure by you therefrom, will in any event be effective unless the same is in writing and signed by us and then such amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

         SECTION 16. NOTICES, ETC. All notices and other communications provided for hereunder must be in writing (including facsimile communication) and mailed or facsimiled or delivered, if to you, at your address set forth above; and if to us, at our address at 2700 Lone Oak Parkway, Eagan, MN 55121, Attention:
Senior Vice President and Treasurer; or, as to each of us, at such other address as designated by one of us in a written notice to the other. All such notices and communications will, when mailed or facsimiled, be effective when deposited in the mails or sent by facsimile (receipt confirmed), respectively, addressed as aforesaid, except that notices to us will not be effective until received by us.

         SECTION 17. NO WAIVER; REMEDIES. No failure on our part to exercise, and no delay on our part in exercising, any right hereunder or under the Note or the Guaranty will operate as a waiver thereof; nor will any single or partial exercise of any right hereunder or under the Note or the Guaranty or any other document or instrument delivered in connection herewith preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 18. ACCOUNTING AND CERTAIN OTHER TERMS. All accounting terms not specifically defined herein shall be construed and consistently applied in accordance with those generally accepted accounting principles applied in the preparation of the financial statements referred to in CLAUSE (E) of SECTION 11, except as otherwise stated herein. In addition, for purposes of this letter agreement, the following terms will have the following meanings:


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         "AIRLINE SERVICES AGREEMENT" means that certain Airline Services
Agreement, dated as of March 1, 2002, between you and us.

         "DEBT" means, when used with reference to any Person:

                  (i) indebtedness of such Person for borrowed money,

                  (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

                  (iii) obligations of such Person to pay the deferred purchase price of property or services,

                  (iv) obligations of such Person as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, consistently applied, recorded as capital leases,

                  (v) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in CLAUSES (I) through (IV) above, and

                  (vi) liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA, together with the regulations thereunder, in each case as in effect from time to time.

         "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "PINNACLE CHANGE OF CONTROL" has the meaning provided in the Airline Services Agreement.

         SECTION 19. COSTS AND EXPENSES. You agree to pay on demand all of our costs and expenses, including reasonable legal fees and expenses, in connection with the enforcement of this letter agreement, the Note, the Guaranty and any other document or instrument delivered hereunder.

         SECTION 20. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, we are hereby authorized at any time and from time to time, without notice to you (any such notice being expressly waived by you), to set off and apply any and all indebtedness at any time owing by us to or for your credit or account against any and all of your obligations now or hereafter existing under this letter agreement, the Note or any other document or instrument delivered in connection herewith, irrespective of whether or not we have made any demand under this letter agreement, the Note or any other document or instrument delivered in connection herewith, and although such obligations may be unmatured. Our rights under this SECTION 20 are in addition to other rights and remedies (including other rights of set-off) which we may have.

         SECTION 21. INDEMNIFICATION AND SURVIVAL. In consideration of the execution and delivery of this letter agreement by us, you hereby indemnify, exonerate and hold us and each of our officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities, damages and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

                  (b) the entering into and performance of this letter agreement by any of the Indemnified Parties (including any action brought by or on behalf of you as the result of any determination by us pursuant to
         SECTION 10 not to fund any borrowing);

                  (c) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment and you; or

                  (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by you of any hazardous material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any environmental law), regardless of whether caused by, or within the control of, you, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's gross negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, you hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Your obligations under this SECTION 21 and under SECTION 19 shall in each case survive any termination of this letter agreement, the payment in full of all obligations hereunder and the termination of our commitment hereunder. The representations and warranties made by you in this letter agreement shall survive the execution and delivery of this letter agreement and the making of any Loan hereunder.

         SECTION 22. SEVERABILITY. Whenever possible each provision of this letter agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this letter agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this letter agreement.

         SECTION 23. ENTIRE AGREEMENT. THIS LETTER AGREEMENT, THE GUARANTY AND THE NOTE CONSITITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND

SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION 24. BINDING EFFECT; EXECUTION IN COUNTERPARTS; SECTION CAPTIONS; GOVERNING LAW. This letter agreement, the Note and each other document or instrument delivered in connection herewith shall be binding upon and inure to the benefit of you and us and your and our respective successors and assigns, except that you will not have the right to assign your rights hereunder or any interest herein. We may assign to any Person all or any part of, or any interest in (including participation interests), our rights and benefits hereunder, and under the Note and each other document or instrument delivered in connection herewith, and to the extent of such assignment such assignee will have the same rights and benefits against you as it would have had if it were us hereunder. This letter agreement may be executed by you and us in counterparts, each of which will be deemed to be an original and all of which will constitute but one and the same agreement. The various headings of this letter agreement are inserted for convenience only and shall not affect the meaning or interpretation of any provision of this letter agreement. THIS LETTER AGREEMENT, THE NOTE AND EACH OTHER DOCUMENT OR INSTRUMENT DELIVERED IN CONNECTION HEREWITH SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, UNITED STATES OF AMERICA.

         SECTION 25. FORUM SELECTION AND CONSENT TO JURISDICTION. YOU HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                  (a) SUBMIT FOR YOURSELF AND YOUR PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LETTER AGREEMENT AND THE OTHER RELATED DOCUMENTS TO WHICH YOU ARE A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF MINNESOTA, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE DISTRICT OF MINNESOTA, AND APPELLATE COURTS FROM ANY THEREOF;

                  (b) CONSENT THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVE ANY OBJECTION THAT YOU MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREE NOT TO PLEAD OR CLAIM THE SAME;

                  (c) AGREE THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO YOU AT YOUR ADDRESS SET FORTH IN SECTION 16 OR AT SUCH OTHER ADDRESS OF WHICH WE SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

                  (d) AGREE THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

         SECTION 26. WAIVER OF JURY TRIAL. YOU AND WE HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS YOU OR WE MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LETTER AGREEMENT OR ANY OTHER DOCUMENT RELATED HERETO (INCLUDING THE NOTE AND THE GUARANTY), OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF YOU OR US. THIS PROVISION IS A MATERIAL INDUCEMENT FOR OUR ENTERING INTO THIS LETTER AGREEMENT.

         If the terms of this letter agreement are satisfactory to you, please indicate your agreement and acceptance thereof by executing a counterpart of this letter agreement and returning it to us.

                                         Very truly yours,

                                         NORTHWEST AIRLINES, INC.

                                         By:
                                            -----------------------------
                                         Title:
                                               --------------------------

Agreed and Accepted:

PINNACLE AIRLINES, INC.

By:
   -----------------------------
Title:
      --------------------------

                                                                       EXHIBIT A

                                PROMISSORY NOTE

$50,000,000                                                    ___________, 2002


         FOR VALUE RECEIVED, the undersigned, PINNACLE AIRLINES, INC., a Georgia corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of NORTHWEST AIRLINES, INC. (the "Lender") on the Termination Date under the Letter Agreement (as defined below) the principal sum of FIFTY MILLION DOLLARS ($50,000,000) or, if less, the then aggregate outstanding principal amount of all Loans outstanding under the Letter Agreement (as defined below).

         The Borrower also promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Letter Agreement (as defined below).

         Both principal and interest are payable in lawful money of the United States of America in immediately available funds free and clear of, and without deduction for or on account of, any and all present and future taxes, levies, imposts, deductions, charges, withholdings and all liabilities with respect thereto, all as set forth in the Letter Agreement. All Loans, and all payments made on account of principal hereof, will be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is a part of this promissory note.

         This promissory note is the Note referred to in, and is entitled to the benefits of, the letter agreement dated __________, 2002 (as the same may be amended, restated or otherwise modified or supplemented from time to time, the "LETTER AGREEMENT"), between the Borrower and the Lender, which Letter Agreement, among other things, contains provisions for acceleration of the Loans upon the occurrence of certain stated events and also for optional prepayments on account of principal hereof upon the terms and conditions specified in the Letter Agreement.

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, UNITED STATES OF AMERICA.

                                         PINNACLE AIRLINES, INC.

                                         By:
                                            -----------------------------
                                         Title:
                                               --------------------------

                           LOANS AND PRINCIPAL AMOUNTS


--------------------------------------------------------------------------------------------------------------------------------
               Amount of Loan Made     Amount of Principal Repaid     Unpaid Principal Balance
    Date                                                                                                      Notation Made
                 Reference Rate              Reference Rate                Reference Rate           Total          By
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

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

                                                                       EXHIBIT B

                                    GUARANTY

         THIS GUARANTY (this "GUARANTY"), dated as of ________ __, 2002, made by PINNACLE AIRLINES CORP., a Delaware corporation (the "GUARANTOR"), in favor of NORTHWEST AIRLINES, INC., a Minnesota corporation (the "LENDER").

                              W I T N E S S E T H:

         WHEREAS, pursuant to a letter agreement, dated as of __________, 2002 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "LETTER AGREEMENT"), between Pinnacle Airlines, Inc., a Georgia corporation (the "BORROWER"), and the Lender, the Lender has extended a commitment to make loans to the Borrower; and

         WHEREAS, as a condition precedent to the making of the initial Loan under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty; and

         WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

         WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Loans made from time to time to the Borrower by the Lender pursuant to the Letter Agreement;

         NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lender to make the Loans (including the initial Loan) to the Borrower pursuant to the Letter Agreement, the Guarantor agrees, for the benefit of the Lender, as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

         "BORROWER" is defined in the FIRST RECITAL.

         "GUARANTEED OBLIGATIONS" is defined in SECTION 2.1

         "GUARANTOR" is defined in the PREAMBLE.

         "GUARANTY" is defined in the PREAMBLE.

         "LENDER" is defined in the PREAMBLE.

         "LETTER AGREEMENT" is defined in the FIRST RECITAL.

         SECTION 1.2. LETTER AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Letter Agreement.

                                   ARTICLE II

                               GUARANTY PROVISIONS

         SECTION 2.1. GUARANTY. The Guarantor hereby absolutely, unconditionally and irrevocably (all of the following guaranteed and indemnified obligations being collectively called the "GUARANTEED OBLIGATIONS")

                  (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all obligations of the Borrower now or hereafter existing under the Letter Agreement and the Note, whether for principal, interest, fees, expenses or otherwise, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent or now or hereafter existing or due or to become due (including in all cases all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C.ss.362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C.ss.502(b) andss.506(b)), and

                  (b) indemnifies and holds harmless the Lender and each holder of the Note for any and all costs and expenses (including reasonable attorney's fees and expenses) incurred by the Lender or such holder, as the case may be, in enforcing any rights under this Guaranty.

         SECTION 2.2. ACCELERATION OF GUARANTY. The Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower or the Guarantor, or the inability or failure of the Borrower or the Guarantor to pay debts as they become due, or an assignment by the Borrower or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower or the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Guaranteed Obligations may not then be due and payable, the Guarantor will pay to the Lender forthwith the full amount which would be payable hereunder by the Guarantor if all such Guaranteed Obligations were then due and payable.

         SECTION 2.3. GUARANTY ABSOLUTE, ETC. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Guaranteed Obligations have been paid in full and the commitment of the Lender under the Letter Agreement shall have terminated. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Letter Agreement, the Note and each other document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender or any holder of the Note with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of the Letter Agreement or the Note;

                  (b) the failure of the Lender or any holder of the Note

                           (i) to assert any claim or demand or to enforce any
                  right or remedy against the Borrower or any other Person (including any other guarantor) under the provisions of the Letter Agreement, the Note or otherwise, or

                           (ii) to exercise any right or remedy against any
                  other guarantor of, or collateral securing, any Guaranteed Obligations;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other extension, compromise or renewal of any Guaranteed Obligation;

                  (d) any reduction, limitation, impairment or termination of any Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or set off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Guaranteed Obligations;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Letter Agreement or the Note;

                  (f) any addition, exchange, release, surrender or nonperfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by the Lender or any holder of the Note securing any of the Guaranteed Obligations; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any surety or any guarantor.

         SECTION 2.4. REINSTATEMENT, ETC. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by the Lender or any holder or the Note upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, as though such payment had not been made.

         SECTION 2.5 WAIVER, ETC. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Lender or any holder of the Note protect, secure, perfect or insure any security interest or lien, or any property subject thereto, or exhaust any right or take any action against the Borrower or any other Person (including any other guarantor) or entity or any collateral securing any Guaranteed Obligations.

         SECTION 2.6. WAIVER OF SUBROGATION. The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty or any other document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Lender against the Borrower or any collateral which the Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in cash in full and the commitment of the Lender under the Letter Agreement and any other commitments by the Lender to the Borrower have not been terminated, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender, and shall forthwith be paid to the Lender to be credited and applied upon the Guaranteed Obligations, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Letter Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

         SECTION 2.7. SUCCESSORS, TRANSFEREES AND ASSIGNS; TRANSFERS OF NOTE, ETC. This Guaranty shall:

                  (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

                  (b) inure to the benefit of and be enforceable by the Lender, each holder of the Note and each of their respective successors, transferees and assigns.

Without limiting the generality of the foregoing CLAUSE (B), the Lender may assign or otherwise transfer (in whole or in part) the Note or any Loan held by it to any other Person or entity, and such other Person or entity shall thereupon become vested with all rights and benefits in respect thereof granted to the Lender under the Letter Agreement, the Note, this Guaranty or otherwise, subject, however, to any contrary provisions in such assignment or transfer.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Guarantor hereby represents and warrants unto the Lender as follows:

                  (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification.

                  (b) The execution, delivery and performance of this Guaranty by the Guarantor is within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene the Guarantor's charter or bylaws, any law, rule or regulation applicable to the Guarantor or any contractual restriction binding on or affecting the Guarantor.

                  (c) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance of this Guaranty by the Guarantor.

                  (d) This Guaranty is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms.

                  (e) The Guarantor is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended; nor is the Guarantor a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                   ARTICLE IV

                                    COVENANT

         The Guarantor covenants and agrees that, so long as any portion of the Guaranteed Obligations shall remain unpaid or the Lender shall have any outstanding commitment to the Borrower under the Letter Agreement, the Guarantor will not engage in any business activity other than owning and holding, directly and free and clear of all liens and security interests, all of the outstanding shares of capital stock of the Borrower.

                                    ARTICLE V

                            MISCELLANEOUS PROVISIONS

         SECTION 5.1. BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT OF GUARANTY. In addition to, and not in limitation of, SECTION 2.7, this Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Lender and each holder of the Note and their respective successors, transferees and assigns (to the full extent provided pursuant to SECTION 2.7); PROVIDED, HOWEVER, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of the Lender and the holder of the Note.

         SECTION 5.2. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 5.3. ADDRESSES FOR NOTICES TO THE GUARANTOR. All notices and other communications hereunder to the Guarantor shall be in writing (including facsimile communication) and mailed or facsimiled or delivered to it, addressed to it at the address set forth below its signature hereto or at such other address as shall be designated by the Guarantor in a written notice to the Lender at the address specified in the Letter Agreement complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or facsimiled (receipt confirmed) respectively, addressed as aforesaid.

         SECTION 5.4 NO WAIVER; REMEDIES. In addition to, and not in limitation of, SECTION 2.3 and SECTION 2.5, no failure on the part of the Lender or any holder of the Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 5.5. SECTION CAPTIONS. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

         SECTION 5.6. SETOFF. In addition to, and not in limitation of, any rights of the Lender or any holder of the Note under applicable law, the Lender and each such holder shall, upon the occurrence of any Event of Default, have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due, and the Guarantor hereby grants to the Lender and each such holder a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with the Lender or such holder and any and all property of every kind or description of or in the name of the guarantor now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Lender, such holder or any agent or bailee for the Lender or such holder.

         SECTION 5.7. SEVERABILITY. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

         SECTION 5.8. GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH INTERNAL LAWS OF THE STATE OF MINNESOTA. THIS GUARANTY, THE LETTER AGREEMENT AND THE NOTE CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

         SECTION 5.9. FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER OR THE GUARANTOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF MINNESOTA OR IN THE UNTED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF MINNESOTA AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF MINNESOTA. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 5.10. WAIVER OF JURY TRIAL. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE LENDER

OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THE LETTER AGREEMENT.

         IN WITNESS THEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                         PINNACLE AIRLINES CORP.

                                         By ________________________________
                                         Title: ____________________________

                                         Address:   1689 Nonconnah Blvd.
                                                    Suite 111
                                                    Memphis, Tennessee 38132
                                         Attention: Chief Financial Officer
                                         Facsimile: ________________________

                                                                       EXHIBIT C

                 [Letterhead of Borrower's/Guarantor's Counsel]

                             [Date of initial Loan]

Northwest Airlines, Inc.
2700 Lone Oak Parkway
Eagan, Minnesota  55121

Gentlemen:

         This letter is furnished to you pursuant to CLAUSE (H) of SECTION 9 of the letter agreement, dated ________, 2002 (the "Letter Agreement"), between Pinnacle Airlines, Inc., a Georgia corporation (the "Borrower") and you. Terms defined in the Letter Agreement are used herein as therein defined.

         We have acted as counsel for the Borrower and the Guarantor in connection with the preparation, negotiation, execution and delivery of, and the initial borrowing made under, the Letter Agreement. The Borrower and the Guarantor are collectively referred to herein as the "LOAN PARTIES".

         In that connection, we have examined:

         (1) the Letter Agreement, the Note and the Guaranty (collectively, the "LOAN DOCUMENTS");

         (2) the [Articles] [Certificate] of Incorporation of each Loan Party and all amendments thereto (its "CHARTER");

         (3) the by-laws of each Loan Party and all amendments thereto (its "By-laws");

         (4) the other documents furnished by the Borrower pursuant to SECTION 9 of the Letter Agreement;

         (5) a certificate of the Secretary of State of Georgia, dated _____________, 2002, attesting to the due incorporation, continued corporate existence and good standing of the Borrower in that state; and

         (6) a certificate of the Secretary of State of Delaware, dated _____________, 2002, attesting to the due incorporation, continued corporate existence and good standing of the Guarantor in that state.

         We have also examined the originals, or copies certified to our satisfaction, of the documents listed in a certificate of the chief financial officer of the Borrower, dated the date hereof (the "Certificate"), certifying that the documents listed in such certificate are all of the indentures, loan or credit agreements, leases, guarantees, mortgages, security agreements, bonds, promissory notes, and other agreements or instruments, and all of the orders, writs, judgments, awards, injunctions and decrees, which affect or purport to affect the Borrower's right to borrow money or any Loan Party's obligations under the Loan Documents to which it is a party. In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate records of each Loan Party, certificates of public officials and of officers of each Loan Party, and agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. As to questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied, to the extent we deemed appropriate, upon certificates of Loan Parties or their officers, including the Certificate, or of public officials. We have assumed the due execution and delivery, pursuant to due authorization, of the Letter Agreement by you.

         We are qualified to practice law in the State of Minnesota and we do not purport to be experts on any laws other than the laws of the State of Minnesota, the General Corporation Law of the State of Delaware, and the Federal laws of the United States of America and, for purposes of paragraphs 1 and 2 below, the laws of the State of Georgia.

         Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

         1. Each Loan Party is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation.

         2. The execution, delivery and performance by each Loan Party of the are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene

         (a) its Charter or By-laws;

         (b) any law, rule or regulation applicable to it (including, without limitation, Regulation G, T, U or X of the Board of Governors of the Federal Reserve System); or

         (c) any legal restriction or contractual restriction binding on or affecting it contained in any document listed in the Certificate.

         3. The Loan Documents have been duly executed and delivered on behalf of each Loan Party which is a party thereto.

         4. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery and performance by each Loan Party of each Loan Document to which it is a party.

         5. Each Loan Document is the legal, valid and binding obligation of each Loan Party which is a party thereto enforceable against such Loan Party in accordance with their respective terms.

         6. To the best of our knowledge, there is no pending or threatened action or proceeding against either Loan Party before any court, governmental agency or arbitrator which purport to affect the legality, validity, binding effect or enforceability of any Loan Document.

         7. Neither Loan Party is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         8. Neither Loan Party is a "holding company", a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         The opinions set forth above are subject to the following qualifications:

         (a) Our opinion in paragraph 3 above is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

         (b) Our opinion in paragraph 3 above is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                                                     Very truly yours,

                                                                      Schedule I


DEFINED TERMS                               SECTION
-------------                               -------

Airline Services Agreement                  Section 18
Borrowing Notice                            Section 2
Business Day                                Section 2
Chase                                       Section 3
Commitment Amount                           Section 1
Debt                                        Section 18
Default Rate                                Section 3
ERISA                                       Section 11
Events of Default                           Section 14
Guarantor                                   Section 9
Guaranty                                    Section 9
Indemnified Liabilities                     Section 21
Indemnified Parties                         Section 21
Loans                                       Section 1
Note                                        Section 8
Person                                      Section 18
Pinnacle Change in Control                  Section 18
Reference Rate                              Section 3
Replacement Credit Facility                 Section 12
Termination Date                            Section 1